Exhibit 99.2
Fastly, Inc. Prices Upsized $160.0 Million Convertible Senior Notes Offering

SAN FRANCISCO—(BUSINESS WIRE)—December 4, 2025—Fastly, Inc. (NYSE: FSLY) today announced the pricing of its offering of $160,000,000 aggregate principal amount of 0% convertible senior notes due 2030 (the “notes”) in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The offering size was increased from the previously announced offering size of $125,000,000 aggregate principal amount of notes. The issuance and sale of the notes are scheduled to settle on December 9, 2025, subject to customary closing conditions. Fastly also granted the initial purchasers of the notes an option to purchase, for settlement within a period of 13 days from, and including, the date the notes are first issued, up to an additional $20,000,000 aggregate principal amount of notes.

The notes will be senior, unsecured obligations of Fastly. The notes will not bear regular interest and the principal amount of the notes will not accrete. The notes will mature on December 15, 2030, unless earlier repurchased, redeemed or converted. Before September 16, 2030, noteholders will have the right to convert their notes only upon the occurrence of certain events. From and after September 16, 2030, noteholders may convert their notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. Fastly will settle conversions by paying or delivering, as applicable, cash, shares of its Class A Common Stock or a combination of cash and shares of its Class A Common Stock, at Fastly’s election. The initial conversion rate is 65.5136 shares of Class A Common Stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $15.26 per share of Class A Common Stock. The initial conversion price represents a premium of approximately 32.5% over the last reported sale price of $11.52 per share of Fastly’s Class A Common Stock on December 4, 2025. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events.

The notes will be redeemable, in whole or in part (subject to certain limitations), for cash at Fastly’s option at any time, and from time to time, on or after December 20, 2028 and on or before the 30th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of Fastly’s Class A Common Stock exceeds 130% of the conversion price for a specified period of time and certain other conditions are satisfied. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid special interest and additional interest, if any, to, but excluding, the redemption date.

If a “fundamental change” (as defined in the indenture for the notes) occurs, then, subject to a limited exception, noteholders may require Fastly to repurchase their notes for cash. The repurchase price will be equal to the principal amount of the notes to be repurchased, plus accrued and unpaid special interest and additional interest, if any, to, but excluding, the applicable repurchase date.

Fastly estimates that the net proceeds from the offering will be approximately $153.8 million (or approximately $173.2 million if the initial purchasers fully exercise their option to purchase additional notes), after deducting the initial purchasers’ discounts and commissions and Fastly’s estimated offering expenses. Fastly intends to use approximately $16.1 million of the net proceeds from the offering to fund the cost of entering into the capped call transactions described below. Fastly expects to use the remaining net proceeds from the offering, together with cash on hand, to repurchase $150.0 million aggregate principal amount of its outstanding 0% convertible senior notes due 2026 (the “2026 Notes”) for approximately $148.9 million, concurrently with the offering in privately negotiated transactions effected through one of the initial purchasers of the notes or its affiliate, as Fastly’s agent. If the initial purchasers exercise their option to purchase additional notes, then Fastly intends to use a portion of the additional net proceeds to fund the cost of entering into additional capped call transactions as described below. Holders of the 2026 Notes that are repurchased in the concurrent repurchases described above may purchase shares of Fastly’s Class A Common Stock in the open market to unwind any hedge positions they may have with respect to the 2026 Notes. These activities may affect the trading price of Fastly’s Class A Common Stock and the initial conversion price of the notes.

In connection with the pricing of the notes, Fastly entered into privately negotiated capped call transactions with certain financial institutions (the “option counterparties”). The capped call transactions will cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of Fastly’s Class A Common Stock that will initially underlie the notes. If the initial purchasers exercise their option to purchase additional notes, then Fastly expects to enter into additional capped call transactions with the option counterparties.

The cap price of the capped call transactions will initially be $23.04 per share of Fastly’s Class A common stock, which represents a premium of 100% over the last reported sale price of Fastly’s Class A Common Stock of $11.52 per share on December 4, 2025, and is subject to customary adjustments under the terms of the capped call transactions.

The capped call transactions are expected generally to reduce the potential dilution to Fastly’s Class A Common Stock upon any conversion of the notes and/or offset any potential cash payments Fastly is required to make in excess of the principal amount of converted notes, as the case may be, upon conversion of the notes. If, however, the market price per share of Fastly’s Class A Common Stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the capped call transactions.

In connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to Fastly’s Class A Common Stock and/or purchase shares of Fastly’s Class A Common Stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Fastly’s Class A Common Stock or the notes at that time.

In addition, the option counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Fastly’s Class A

Common Stock and/or purchasing or selling Fastly’s Class A Common Stock or other securities of Fastly’s in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so (x) during any observation period related to a conversion of the notes on or after September 16, 2030, (y) during any observation period related to a conversion of the notes prior to September 16, 2030 or following any repurchase of the notes by Fastly on any fundamental change repurchase date, any redemption date or any other date on which Fastly retires any notes, if Fastly elects to terminate the relevant portion of the capped call transactions, and (z) in connection with any negotiated unwind or modification of the capped call transactions). This activity could also cause or avoid an increase or a decrease in the market price of Fastly’s Class A Common Stock or the notes, which could affect the ability of noteholders to convert the notes, and, to the extent the activity occurs following conversion or during any observation period related to a conversion of the notes, it could affect the amount and value of the consideration that noteholders will receive upon conversion of the notes.

The offer and sale of the notes and any shares of Class A Common Stock issuable upon conversion of the notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or any shares of Class A Common Stock issuable upon conversion of the notes, nor will there be any sale of the notes or any such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

Forward-Looking Statements

This press release includes forward-looking statements, including statements regarding the completion of the offering, the expected amount and intended use of the net proceeds, the repurchase of a portion of the 2026 Notes and the effects of entering into the capped call transactions described above. Forward-looking statements represent Fastly’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are market conditions, the satisfaction of the closing conditions related to the offering and risks relating to Fastly’s business, including those described in periodic reports that Fastly files from time to time with the SEC. Fastly may not consummate the offering described in this press release and, if the offering is consummated, cannot provide any assurances regarding its ability to effectively apply the net proceeds as described above. The forward-looking statements included in this press release speak only as of the date of this press release, and Fastly does not undertake to update the statements included in this press release for subsequent developments, except as may be required by law.

Contact Information

Investor Contact
Vernon Essi, Jr.

ir@fastly.com

Media Contact
Stacey Hurwitz
press@fastly.com